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                                                                    EXHIBIT 2.3


                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER is made and entered into as of this 18th day of May, 1998 by and among (i) InSight Health Services Corp., a Delaware corporation ("InSight"), (ii) SMSI Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of InSight ("Newco"), (iii) Signal Medical Services, Inc., a Delaware corporation (the "Company"), (iv) SMSI Holdings, Inc., a Connecticut corporation ("SMSI") and (v) Brian P. Stone ("Stone"), Thomas W. Crucitti ("Crucitti") and Todd Stowell ("Stowell") (Stone, Crucitti and Stowell are sometimes collectively referred to herein as the "Minority Stockholders" and, with SMSI, as the "Stockholders").

                                    RECITALS

     A. InSight, Newco, the Company and the Stockholders are parties to an Agreement and Plan of Merger dated as of April 15, 1998 (the "Agreement").

     B. The parties wish to amend the Agreement to make the changes set forth below.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, InSight, Newco, the Company and the Stockholders mutually agree as follows, with capitalized terms used herein and not defined having the meanings ascribed to them in the Agreement:

     1. References in Section 2.2(b) of the Agreement to (a) the Dollar amount $25,519,936 are hereby changed to $24,970,120, and (b) the Dollar amount $20,809,064 are hereby changed to $21,358,880.

     2. References in Sections 7.2(f) and 8.2(d) of the Agreement to the Dollar amount $6,160,064 are hereby changed to $6,709,880.

     3. The reference in Section 7.8(a) of the Agreement to the Dollar amount $4,945,941 is hereby changed to $5,371,123.

     4. Except as amended hereby, the Agreement remains in full force and effect and the parties hereby ratify and confirm each and every provision thereof.



          [Remainder of Page Intentionally Left Blank; Signature Page Follows.]


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be fully executed and delivered, all as of the date and year first above written.

                                     INSIGHT HEALTH SERVICES CORP.


                                     By:  /S/  E. LARRY ATKINS
                                          --------------------------------
                                          Name:   E. Larry Atkins
                                          Title:  President and CEO

                                     SMSI ACQUISITION COMPANY


                                     By:  /S/ E. LARRY ATKINS
                                          ---------------------------------
                                          Name:   E. Larry Atkins
                                          Title:  President and CEO

                                     SIGNAL MEDICAL SERVICES, INC.


                                     By:  /S/ BRIAN P. STONE
                                          ---------------------------------
                                          Name:   Brian P. Stone
                                          Title:  CEO

                                     SMSI HOLDINGS, INC.


                                     By:  /S/ ROBERT T. BROWN
                                          ---------------------------------
                                          Name:   Robert T. Brown
                                          Title:

                                     MINORITY STOCKHOLDERS

                                     /S/ BRIAN P. STONE
                                     ----------------------------
                                     Brian P. Stone

                                     /S/ THOMAS W. CRUCITTI
                                     ----------------------------
                                     Thomas W. Crucitti

                                     /S/ TODD STOWELL
                                     ----------------------------
                                     Todd Stowell